SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  April 15, 2003



                                   ATNG, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


Texas                            000-28519                  76-0510754
- ----------------------           ----------                 -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


         3435 Wilshire Blvd., Suite 2040, Los Angeles, California 90010
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (213) 401-2031
                                                           --------------


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     None.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None.


ITEM 5. OTHER EVENTS

     None.
ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

     On April 9th, 2003, Robert Simpson has been apointed Chairman and CEO of ATNG, Inc. by the Board of Directors and has been appointed as a director.

Mr. Simpsons Biography is as follows:

Robert C. Simpson, Ph.D. Chairman - CEO. Dr. Simpson has been CEO of Pathobiotek Diagnostics, Inc, (Texas) from 1993 - 2001. From 2001- to date he has been President and Director of Pathobiotek Diagnostics, Inc. (of Nevada)which was engaged in bio tech research. From 1990 - 1993 he was President of R. Simpson Associates, Inc., a management consulting firm with several clients including General Electric, Ford, RWD Technologies Inc. and Symbol Technologies Inc. He is a hands-on manager with extensive team building and methods implementation skills. He was manager at General Motors for 15 years (1978 - 1990) in Manufacturing engineering, Projects for Advanced Technologies and Organizational Development.


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Schools attended were:

Naval Air Technical Training Center     Avionics Technician        A.T.     1961
Mott Community College/UAW/GM           Electrical Journeyman      E.J.C.   1967
Mott Community College                  Mechanical Technology      A.A.S.   1978
Mott Community College                  Business Administration    A.A.     1978
University of Michigan                  Business Administration    B.B.A.   1980
Central Michigan University             Industrial Management      M.A.     1982
Michigan State University               Education (Inc.)           Ph.D.    1998
Eurotechnical Research University       Business Administration    Ph.D.    1992

Affiliations: Dr. Simpson has been a Director of Westbrook University 1994 - 2002. He is a member of the Knights of Columbus and a Brigadier General in the National Chaplains Corps. - Organizational Development - Part time activity.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

     Financial Statements:    None

     Exhibits:                None


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 15,2002, 2002               ATNG, Inc.


                                       By: /s/ Robert Simpson
                                           -----------------------------------
                                           Robert Simpson, CEO




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